Exhibit 99.1

TSX:IN NASDAQ:INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals to Participate in 2021 Cannabinoid-Derived Pharmaceuticals Industry Review Summit Europe

InMed’s Michael Woudenberg, Karen Long & Prof. Mauro Maccarrone among Expert Speakers

Vancouver, BC – January 19, 2021 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (NASDAQ:INM) (TSX:IN), a clinical-stage pharmaceutical company developing medications targeting diseases with high unmet medical need and leading the clinical development of cannabinol (“CBN”), today announced that executives of the Company will speak at the 2021 Cannabinoid-Derived Pharmaceuticals Industry Review Summit Europe (“CDP Europe”). CDP Europe will be held virtually from January 19-21, 2021. Michael Woudenberg - Vice President, Chemistry, Manufacturing & Controls, Karen Long - Senior Director, Drug Development, and Prof. Mauro Maccarrone PhD - Scientific Advisor to InMed will all be featured as expert speakers at the event.

Mr. Michael Woudenberg will participate on a panel discussion on the topic of “Comparing Whole Plant & Synthetic Cannabinoids & Their Potential in Pharmaceuticals” which will cover topics including the availability of cannabinoids in both whole plant and synthetic systems, the biggest trade-off between plant-derived and synthetic compounds and comparing cost advantages in the short and long term.

Ms. Karen Long will participate on a panel discussion on the topic of “The Industry Approach to Gaining Drug Approval” to compare the differences in gaining drug approval around the world including a discussion of case studies.

In addition, Prof. Mauro Maccarrone, a member of InMed’s Scientific Advisory Board and Professor and Chair of Biochemistry, Department of Biotechnological and Applied Clinical Sciences, University of L’Aquila, Italy, will speak on the complexity of the endocannabinoid system while discussing the critical issues around endocannabinoid signaling regulation in a lecture entitled “Plant-Derived & Endogenous Cannabinoids: Naturally Different”.

“We are grateful for the opportunity to participate in the CDP Europe event as part of our ongoing commitment to being at the forefront of novel cannabinoid therapeutics and novel means of manufacturing them,” remarked Eric A. Adams, President and Chief Executive Officer of InMed. “InMed has made important strides in both its therapeutic development and manufacturing programs over the past year and that has reinforced our position as a leading innovator to speak on these key topics.”

For more information on the conference, please visit https://cdp-europe.com/.

About InMed: InMed Pharmaceuticals is a clinical-stage pharmaceutical company developing a pipeline of cannabinoid-based medications, initially focused on the therapeutic benefits of cannabinol (“CBN”) in diseases with high unmet medical need. The Company is dedicated to delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based medicines. For more information, visit www.inmedpharma.com.

Investor Contact: InMed Pharmaceuticals Inc. Brendan Payne, Director - Investor Relations T: +1.604.669.7207 E: info@inmedpharma.com	Edison Group for InMed Pharmaceuticals: Joe Green/Laine Yonker T: +1.646.653.7030/+1.646.653.7035 E: jgreen@edisongroup.com lyonker@edisongroup.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: presenting at the 2021 Cannabinoid-Derived Pharmaceuticals Industry Review Summit Europe; leading the way in the clinical development of cannabinol (CBN); developing a pipeline of cannabinoid-based medications in diseases with high unmet medical need; and delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based medicines.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

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